Exhibit 10.24

Final Version

AMENDMENT TO CONVERTIBLE PROMISSORY NOTE

This AMENDMENT TO CONVERTIBLE PROMISSORY NOTE (this “Amendment”), made and entered into as of August 19, 2016, is by and between Airspan Networks Inc., a Delaware corporation (the “Company”), and Golden Wayford Limited (the “Holder”).

WHEREAS, the Company previously issued a Convertible Promissory Note dated August 6, 2015 to the Holder, in the original principal amount of U.S.$10,000,000 (the “Note”);

WHEREAS, the Holder is a wholly owned subsidiary of Good Resources Holdings Limited, a company incorporated in Bermuda and the shares of which are listed on The Stock Exchange of Hong Kong Limited (Good Resources Holdings Limited and the Holder shall be collectively referred to as the “Group”);and

WHEREAS, the Company and the Holder desire to extend the maturity of the Note to June 30, 2017.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby covenant and agree to be bound as follows:

Section 1. Capitalized Terms. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Note, unless the context otherwise requires.

Section 2. Amendment to Note. The Note is hereby amended at and as of the Effective Time (as defined below) by extending the Maturity Date thereof from February 16, 2016 to June 30, 2017.

Section 3. Approval. This Agreement is conditioned on the payment by the Company to the Holder of accrued and unpaid interest on the unpaid principal amount of the Note due through February 16, 2016 in the amount of U.S.$427,397.26 (the “Accrued Interest”) and on clearance by the Stock Exchange of Hong Kong Limited of the information disclosure documents of the Group (the “Disclosure Documents”) and approval by the shareholders in the Special General Meeting of Good Resources Holdings Limited (“Shareholder Approval”) of the Amendment and the Disclosure Documents pursuant to the requirements of Chapter 14 of the Rules Governing the Listing of Securities on the Stock Exchange of Hong Kong Limited (the “Hong Kong Listing Rules”). The Accrued Interest will be placed in escrow with an escrow agent and pursuant to an escrow agreement satisfactory to the parties upon the signing of the Amendment and will be released upon Shareholder Approval. Pacific Western Bank, as successor in interest by merger to Square 1 Bank, under the Subordination Agreement has consented to such payment subject to the effectiveness of this Agreement pursuant to the consent attached as Annex A hereto. The Company acknowledges that, after the payment of the Accrued Interest pursuant to this Section 3, subject to the Subordination Agreement, interest under the Note shall continue to accrue on the unpaid principal amount of the Note at a rate equal to 8% per annum, compounded annually.

Section 4. Effectiveness of Amendments. The amendments in this Amendment shall become effective immediately and without further action at the time (the “Effective Time”) of payment by the Company or the release by the escrow agent upon the joint instructions of the Company and the Holder in the form set out in Annex B as provided in the Escrow Agreement to the Holder of the Accrued Interest to the account specified in Annex C. Such release shall occur following certification by the Holder to Airspan of clearance by the Stock Exchange of Hong Kong Limited of the Disclosure Documents and Shareholder Approval of the Amendment and the Disclosure Documents pursuant to the requirements of the Hong Kong Listing Rules. The Holder shall give immediate notice to the Company and the escrow agent of such clearance and Shareholder Approval (accompanied by certified poll results of the shareholders meeting).

Section 5. Disclosure of Airspan Information. The disclosure regarding Airspan to be included in the initial draft of the Disclosure Documents is attached hereto as Annex D. The Holder represents and warrants that such disclosure is required by the Stock Exchange of Hong Kong Limited. Airspan undertakes to cooperate promptly with the Group in responding to any information requests from the Stock Exchange of Hong Kong Limited. The information set out in Annex D, as it may be amended or supplemented with the approval of Airspan after the date hereof is herein referred to as the “Airspan Information.” Airspan represents and warrants that the Airspan Information as may be provided from time to time is true and correct in all material respects.

Section 6. Affirmation of Note, Further References. The Company and the Holder each acknowledge and affirm that the Note, as hereby amended, is hereby ratified and confirmed in all respects; and all terms, conditions, and provisions of the Note, except as amended by this Amendment, shall remain unmodified and in full force and effect and subject to the Subordination Agreement. All references in any document or instrument to the Note are hereby amended to refer to the Note as amended by this Amendment.

Section 7. Merger and Integration, Superseding Effect. This Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersedes and has merged into this Amendment all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment shall control with respect to the specific subjects hereof.

Section 8. Successors; Binding Agreement. This Amendment has been duly authorized, executed and delivered by the parties and is enforceable in accordance with its terms and shall be binding upon the Company, the Holder, and their respective successors and assigns and shall inure to the benefit of the Company, the Holder, and their respective successors and assigns.

Section 9. Headings. The headings of various sections of this Amendment are for reference only and shall not be deemed to be a part of this Amendment.

Section 10. Counterparts. This Amendment may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

COMPANY:

AIRSPAN NETWORKS INC.

By:	/s/ David Brant
Name:	David Brant
Title:	Senior Vice President and Chief Financial Officer

HOLDER:

GOLDEN WAYFORD LIMITED

By:	/s/ Lu Sheng
Name:	Lu Sheng
Title:	Director

Witness:	/s/ Chan Chi Ming Tony

[Signature Page to Amendment to Promissory Note]

ANNEX A

Consent of
Pacific Western Bank
(as successor in interest by merger to Square 1 Bank)

[Schedule containing consent of Pacific Western Bank agreement omitted pursuant to Item 601(a)(5) of Regulation S-K. Schedule will be furnished to the SEC upon request.]

ANNEX B

Form of Joint Instruction to the Escrow Agent

Date: [*]

Angela Ho & Associates

Escrow Agent

Unit 1405, 14/F., Tower 1

Admiralty Centre, 18 Harcourt Road

Hong Kong

Attn: Ms. Angela Ho, Escrow Agent Representative

Dear Sirs,

Escrow Agreement dated 19 August 2016 (the “Agreement”)

Instruction to Release and Deliver the Escrowed Money

Terms used in this notice shall have the same meaning as defined in the Agreement.

We hereby instruct you, pursuant to Clause 4.2 of the Agreement, to release the amount of USD$427,397.26 being the Escrowed Money to the Holder’s Account within 2 Business Days after receiving this instruction.

This instruction may be executed by us on separate counterparts, but shall not be effective until each of us has executed at least one counterpart and each counterpart shall constitute an original of this instruction but all the counterparts shall together constitute one and the same instrument.

SIGNED by	)
for and on behalf of the Holder	)
GOLDEN WAYFORD LIMITED	)
in the presence of:	)

SIGNED by	)
for and on behalf of the Company	)
AIRSPAN NETWORKS INC.	)
in the presence of:	)

ANNEX C

Golden Wayford Wire Transfer Instructions

[Schedule of wire transfer instructions omitted pursuant to Item 601(a)(6) of Regulation S-K.]

ANNEX D

Airspan Disclosure for
Hong Kong Circular Disclosure Documents

About Airspan Networks Inc.

Airspan is a company incorporated in the state of Delaware, principally engaged in the provision of LTE RAN solution services, with over 1000 customers in over 100 countries. Airspan is regularly recognized as a leader and pioneer in LTE Access and innovative Backhaul solutions. Airspan has an expansive product portfolio, which includes indoor and outdoor small cells, and all-outdoor, compact Micro and Macro base stations, a wide variety of user devices, and advanced core network products. These connectivity solutions operate in bands from 400 MHz up to 6.4 GHz. Airspan’s web site can be found at www.airspan.com. Airspan had unaudited total assets of $62,529,000 at December 31, 2015. Airspan is not a publicly listed company and does not disclose information or file reports with any U.S. stock exchange.